UNITEDHEALTH GROUP

NEWS RELEASE

Contact:	Mark F. Lindsay Director of Public Communications and Strategy 952-992-4297

(For Immediate Release)

SUMMARY JUDGMENT GRANTED ON ALL REMAINING CLAIMS FOR UNITEDHEALTH GROUP IN FLORIDA CLASS
ACTION SUIT

MINNEAPOLIS (June 19, 2006) – UnitedHealth Group (NYSE: UNH) announced today that U.S. District Judge Federico A. Moreno of the Southern District Court of Florida issued a summary judgment order dismissing all remaining claims against the company in the Florida provider class action lawsuit.

William W. McGuire, M.D., chairman and chief executive officer of UnitedHealth Group, commented, “We are pleased with today’s decision. Looking ahead, UnitedHealth Group will continue to focus on our overarching goal: working constructively with physicians and other partners to provide all Americans with greater access to affordable, quality health care.”

About UnitedHealth Group
UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 70 million individuals nationwide.

Forward-Looking Statements
This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenue received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; potential consequences surrounding findings of our ongoing internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices, as well as a subpoena from the office of the U.S. Attorney for the Southern District of New York requesting documents relating to stock option grants since 1999 and a request from the Internal Revenue Service for documents relating to the compensation of certain executive officers; uncertainty of results of pending civil litigation relating to our stock option granting practices; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare may not be realized. This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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